EXHIBIT 10.5

ASSIGNMENT

THIS ASSIGNMENT (this "Assignment") is made and entered into effective the 31st day of December, 2009, by and between CAPITAL RESERVE LIFE INSURANCE COMPANY, a Missouri domiciled insurance company ("Capital Reserve"), and SECURITY NATIONAL LIFE INSURANCE COMPANY, a Utah domiciled insurance company ("Security National") (collectively, the "Parties").

WITNESSETH:

WHEREAS, on December 4, 2009, Capital Reserve and Security National entered into an Agreement and Plan of Complete Liquidation of Capital Reserve Life Insurance Company into Security National Life Insurance Company (the "Agreement and Plan of Complete Liquidation"), pursuant to which Capital Reserve would be liquidated into Security National in essentially the same manner as the liquidation described in the Internal Revenue Service Private Letter Ruling 9847027 in order to achieve the same tax treatment and consequences under Section 332 of the Internal Revenue Code of 1986, as amended, and other applicable provisions described in said Letter Ruling; and

WHEREAS, on December 31, 2009, in order to complete the liquidation of Capital Reserve and the transfer of its business to Security National under the terms of the Agreement and Plan of Complete Liquidation, Security National exercised its right of recapture pursuant to Article II, Section 3 of the Reinsurance Agreement dated November 30, 2008, to recapture all the policies and risks under that Reinsurance Agreement and, as a result, Security National became primarily liable for the liabilities of Capital Reserve on the insurance contracts and annuities originally issued by Capital Reserve to its policyholders; of which the assets transferred to Security National pursuant to such right of recapture have a fair market value of $4,955,000, which amount is equal to the amount of assumed liabilities; and

WHEREAS, Capital Reserve and Security National desire to enter into an assignment to transfer and distribute to Security National all of Capital Reserve's remaining assets, except that the assets to be transferred hereunder will not include certain retained assets (the "Retained Assets") described in Exhibit "A" attached hereto and incorporated herein, such Retained Assists to consist of Capital Reserve's corporate charter, insurance licenses, and capital and surplus, including cash and bonds, necessary to preserve Capital Reserve's corporate existence;

NOW, THEREFORE, in consideration of the mutual promises, agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1.           Except for the Retained Assets only, Capital Reserve hereby assigns, transfers and conveys to Security National all of Capital Reserve's rights, title and interests in and to all of the following assets:  (i) furniture and equipment, including computer hardware and software; (ii) leases and contract rights, including the license relating to the Rudd and Wisdom QL Admin policy administration system; (iii) the Mizell Funeral Home Note in the principal amount of $46,175; and (iv)  accounting and other records.

2.           This Assignment may be modified or amended only in writing duly executed by each of the Parties.

3.           This Assignment shall be governed and construed and enforced in accordance with the laws of the State of Utah (without regard to the principles of conflicts of law) applicable to a contract executed and performable in such state.

4.           This Assignment is binding upon and will inure to the benefit of the Parties and their respective successors and permitted assigns.

5.           Neither this Assignment nor any right or obligation herein or part hereof may be assigned by any party hereto with the prior written consent of the other party hereto (and any attempt to do so will be void).

6.           This Assignment may be executed simultaneously in counterparts, each of which will be deemed an original, but all of which, when taken together, will constitute one and the same instrument.

IN WITNESS WHEREOF, each of the Parties hereto, intending to be legally bound hereby, has duly executed this Assignment as of the date first above written.

CAPITAL RESERVE LIFE INSURANCE COMPANY

By:	/s/ Scott M. Quist
Its:	President

SECURITY NATIONAL LIFE INSURANCE COMPANY

By:	/s/ Scott M. Quist
Its:	President

2

Corporate Charter:

State of Missouri

Insurance Licenses:

States of Iowa, Kansas and Missouri

Capital and Surplus:

Cash:
Key Bank	$1,038,000

Total

Bonds:
U.S. Treasury */	$650,000

Total Assets	$1,688,000

Total Capital and Surplus	$1,688,000

*/ On deposit with the Missouri Department of Insurance